Exhibit 10.2

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT dated this 28th day of March, 2012 between T3 Motion, Inc. (the “Company”) and Ki Nam (“Executive”).

WHEREAS, the Company and Executive are parties to an employment agreement (the “Agreement”); and

WHEREAS, the Company has entered into an employment agreement with Rod Keller (the “Keller Agreement”) pursuant to which Mr. Keller will assume the role of Chief Executive Officer of the Company;

WHEREAS, the Company and Executive wish to amend the Agreement in furtherance of the change in management structure contemplated by the Keller Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows. Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

1. Effective Date. The effective date of this Amendment Agreement (the “Effective Date”) is April 2, 2012.

2. Change in Title. On the Effective Date, Executive shall relinquish the role of Chief Executive Officer of the Company and assume the role of Chief Technology Officer (“CTO”) and all references in the Agreement to Executive’s position and duties shall be deemed to be those of CTO.

3. Miscellaneous. Except as expressly amended by this Amendment Agreement, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the day and year first above written.

T3 MOTION, INC.

By:	/s/ Bruce Nelson
	Name:	Bruce Nelson
	Title:	Chairman of the Audit Committee

EXECUTIVE

/s/ Ki Nam
	Name:	Ki Nam